EXHIBIT 23.2
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        [GRAPHIC OMITTED]
[LOGO - PRICEWATERHOUSECOOPERS LLP]
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                                             |
                                             |  PRICEWATERHOUSECOOPERS LLP
                                             |  CHARTERED ACCOUNTANTS
                                             |  111 5th Avenue SW, Suite 3100
                                             |  Calgary, Alberta
                                             |  Canada T2P 5L3
                                             |  Telephone +1 (403) 509 7500
                                             |  Facsimile +1 (403) 781 1825
                                             |



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the inclusion in the registration statement of EnCana Corporation on Form S-8 (the "Registration Statement") of our auditors' report and our comments by auditor for U.S. readers on Canada-U.S. reporting differences dated February 7, 2005, on the consolidated balance sheets of EnCana Corporation as at December 31, 2004 and 2003, and the consolidated statements of earnings, retained earnings and cash flows for each year in the three-year period ended December 31, 2004.

We also consent to the references to us under the heading "Incorporation of Documents by Reference" and "Exhibits" in the Registration Statement.



/s/ PricewaterhouseCoopers LLP


Chartered Accountants
Calgary, Alberta


April 21, 2005




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PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.